Exhibit 5.1

May 1, 2025

Loar Holdings Inc.

20 New King Street

White Plains, New York 10604

RE: Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel for Loar Holdings Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on May 1, 2025, together with all exhibits, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by certain selling shareholders of an aggregate of up to 70,563,595 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share.

In connection with our acting as hereinabove described, we have examined and relied solely on originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Company, all such agreements, certificates of officers of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinion expressed in this letter, including, without limitation, the following:

(a)

the Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware as of May 1, 2025, and the Bylaws of the Company, as certified by the Secretary of the Company; and

(b)	the Registration Statement and all exhibits thereto.

As to facts material to the opinion expressed in this letter, we have relied on statements and certificates of officers and of state authorities.

In rendering the opinion expressed in this letter, we have assumed, with your permission and without any investigation on our part, that:

(a)	all signatures are genuine;

(b)	all natural persons have legal capacity; and

(c)

all writings and other records submitted to us as originals are authentic, and that all writings and other records submitted to us as certified, electronic, photostatic, or other copies, facsimiles or images conform to authentic originals.

We have investigated such questions of law for the purpose of rendering the opinion in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the Delaware General Corporation Law, which we assume to be the only applicable laws with respect to such opinion.

On the basis of and in reliance on the foregoing, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that the Shares are duly authorized and validly issued and outstanding, fully paid and nonassessable.

Loar Holdings Inc.

May 1, 2025

The above opinion is subject to the following additional limitations, qualifications and exceptions:

A.

the effect and application of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect which relate to or limit creditors’ rights and remedies generally;

B.	the effect and application of general principles of equity, whether considered in a proceeding in equity or at law;

C.	limitations imposed by or resulting from the exercise by any court of its discretion; and

D.	limitation imposed by reason of generally applicable public policy principle or considerations.

We do not assume any responsibility for the accuracy, completeness or fairness of any information, including, but not limited to, financial information, furnished to you by the Company concerning the business or affairs of the Company or any other information furnished to you of a factual nature.

We express no opinions:

I.   regarding any federal securities laws, rules, or regulations (including, without limitation, any laws administered by, and any rules or regulations administered or promulgated by, the United States Securities and Exchange Commission);

II.   regarding any state securities laws, rules, or regulations (including, without limitation, any so-called “Blue Sky” laws);

III. regarding any antitrust and unfair competition laws and regulations, laws and regulations relating to tying arrangements, banking laws or regulations, regulations of the Board of Governors of the Federal Reserve System, or insurance laws or regulations; or

IV. regarding compliance with fiduciary duty requirements.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. The opinion so rendered may not be relied upon for any other purpose, or relied upon by any other person, firm, or entity for any purpose. This letter may not be paraphrased or summarized, nor may it be duplicated, quoted or reproduced in part.

Very truly yours,

/s/ Benesch, Friedlander, Coplan & Aronoff LLP
BENESCH, FRIEDLANDER, COPLAN & ARONOFF LLP